News Release	Exhibit 99.1

Quidel Announces Revised Agreement for Its Pending Acquisition of Alere’s B-type Naturietic Peptide (BNP) Assay Business Run on Beckman Coulter Analyzers
Revised agreement reflects Quidel’s direct commercial responsibility for all Beckman Coulter BNP sales globally, while the business arrangement for the pending acquisition of Alere’s Triage® MeterPro assets is substantially unchanged

Transaction Highlights:

•
Parties entered into amended and restated agreements for Quidel’s acquisition of both businesses. Business arrangement of previously announced transaction to purchase the Triage® MeterPro cardiovascular and toxicology assets from Alere Inc. remains substantially unchanged.

•	Revised BNP acquisition agreement provides Quidel direct commercial responsibility after the purchase for all sales globally of Alere’s BNP assay business run on Beckman Coulter analyzers.

•
The total cash consideration for both businesses will now be up to $680 million, comprised of the previously announced $400 million purchase price for the Triage business, $40 million in contingent consideration and $240 million in deferred consideration for the BNP business.

•	Accretive transactions designed to extend Quidel’s market leadership and position it for future growth.

SAN DIEGO, CALIFORNIA - September 18, 2017 - Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced a revised definitive agreement with Alere Inc. for its pending acquisition of Alere’s BNP assay business run on Beckman Coulter analyzers (“BNP business”) under which post-acquisition Quidel will undertake direct commercial responsibility for all such BNP sales globally, while the pending acquisition of Alere’s Triage® MeterPro cardiovascular (CV) and toxicology assets (“Triage business”) remains substantially unchanged. These businesses are being divested by Alere pending antitrust approvals required for Abbott’s pending acquisition of Alere. The acquisitions by Quidel are subject to the completion of Abbott’s acquisition of Alere, as well as regulatory approvals and other customary closing conditions.

Estimated trailing twelve-month revenues through June 2017 for the BNP business under the revised deal terms were $107 million. Total actual revenues for all of the acquired businesses in 2016 was $245 million compared to $197 million under the previously structured transactions.

The transactions will be funded through a combination of cash on hand and committed financing. Quidel now expects the transactions to close within 30 days after Abbott’s close of the Alere acquisition, which is expected to occur by September 30, 2017.

“Through the updated acquisition agreements, we will undertake direct commercial responsibility for the BNP assay business globally, representing an enhanced revenue and EBITDA contribution opportunity post-close. We believe that we are on track to close the acquisition of the Triage and BNP businesses within 30 days of Abbott’s close of the Alere acquisition,” stated Douglas Bryant, president and chief executive officer of Quidel Corporation. “We believe there are substantial benefits to be realized as we bring these strong businesses together, further establishing Quidel’s platform for growth and shareholder value creation opportunities.”

Summary Terms of Acquisition Agreements and Financing

Quidel will acquire the Triage business, including real estate for the San Diego Triage facilities, and the global BNP business for a total consideration of up to $680 million, comprised of the previously announced $400 million purchase price for the Triage business, $40 million in contingent consideration for the EEA BNP business, and $240 million in deferred consideration for the rest-of-world BNP business.

The company expects to finance the acquisitions with cash plus committed financing from Bank of America Merrill Lynch and J.P. Morgan Chase Bank.

The transactions are subject to other terms and conditions set forth in the acquisition agreements, which Quidel will file shortly with the SEC on Form 8-K.

Advisors

Perella Weinberg Partners LP acted as exclusive financial advisor to Quidel in these transactions. Gibson, Dunn & Crutcher LLP acted as legal advisor.

Conference Call

Quidel will host a conference call beginning at 9:00 AM EDT / 6:00 AM PDT on September 18, 2017. The conference call may be accessed by dialing (877) 930-5791 from the U.S. or (253) 336-7286 if dialing internationally, and using the required pass code 87610475. The live conference call can also be accessed by logging into the company’s investor relations website at http://ir.quidel.com/. Interested parties are invited to listen to the webcast. In addition, a presentation will be posted on Quidel’s website and referred to during the conference call. A replay of the webcast will be available on the company’s website immediately following the conclusion of the call or by dialing (855) 859-2056 from the U.S. or (404) 537-3406 for international callers, and entering pass code 87610475.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain® and InflammaDry® leading brand names, as well as under the new Solana®, AmpliVue® and Lyra® molecular diagnostic brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully consummate the transactions contemplated by the amended and restated Triage Purchase Agreement and the amended and restated BNP Purchase Agreement on a timely basis, if at all, including the satisfaction of the closing conditions of the transactions (including consummation of Abbott’s acquisition of Alere); the ability to receive all regulatory approvals for the transactions contemplated by the amended and restated Triage Purchase Agreement and the amended and restated BNP Purchase Agreement on a timely basis, if at all, including receipt of all consents of the Federal Trade Commission required for the consummation of the transactions contemplated by the amended and restated BNP Agreement within twenty-five days after the consummation of Abbott’s acquisition of Alere; the ability to satisfy the conditions of and obtain financing to complete the acquisition contemplated by the amended and restated Triage Purchase Agreement; the conditions of the credit markets and the Company’s ability to fund the transactions on acceptable terms; the risk that disruptions will occur from the transactions that will harm the Company’s business, the Triage business or the BNP business; any disruptions or threatened disruptions to the relationships of the Company, the Triage business or the BNP business with their respective distributors, suppliers, customers and employees; the Company’s ability to manage the foreign expansion; the receipt of regulatory approvals or clearances relating to the Triage business or the BNP business, or any loss of previously received regulatory approvals or clearances; a significant reduction in sales of the Triage business or BNP business, or increase in costs, expenses or other charges incurred by, relating to or arising from such businesses; the inability to achieve anticipated financial results from the acquired businesses; and the Company’s ability to successfully integrate the acquired businesses into the Company’s operations, including its ability to realize anticipated synergies and operational improvement. Forward-looking statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

Contacts:

Randy Steward
Chief Financial Officer
(858) 552-7931

or

Angie Mazza
(312) 690-6006
amazza@clermontpartners.com